EXHIBIT 10.1

SHEFFORD CAPITAL MANAGEMENT, LLC.

THC Therapeutics, Inc.

ENGAGEMENT AGREEMENT

THIS ENGAGEMENT AGREEMENT, (the "Agreement") dated as of the date written below, is by and between Shefford Capital Management, LLC. (the "Advisor") and THC Therapeutics, Inc. (the "Company"),

WHEREAS, the Company desires to retain the Advisor and the Advisor desires to be retained by the Company pursuant to the terms and conditions hereinafter set forth:

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:

Advisor:	Shefford Capital Management, LLC. will be the Company's exclusive accounting and financial advisor ("Advisor").

Role:

Advisor designates Jonathan Cross to act as the Company's Chief Financial Officer, developing strategy for the Company's and executing said strategy. Mr. Cross will be responsible for financial management and accounting activities, including recapitalizing the company, developing efficient monthly accounting closing processes, reviewing the Company's monthly financial statements and the Company's reporting; liazing with the Company's external accountants on a monthly or quarterly basis and certifying the Company's public financial statements as the Company 's Chief Financial Officer.

The Company accepts Jonathan Cross as its Chief Financial Officer.

Term:

One year commencing August 24, 2021 (the "Term"), with appropriate extensions as agreed to by the Advisor and the Company. Notwithstanding the foregoing, either party may terminate this Agreement upon 30 days' written notice.

Compensation:	The Advisor shall be compensated as follows:

On an ongoing monthly basis over the Term, a fee of $2,000 per month, payable in advance, for performing the services detailed above (under the "Role" section) in those months where a 10K or 10Q SEC financial filing is not required.

In those months where a 10K or 10Q SEC financial filing is required, a fee of $4,000 a month will be paid for performing the services detailed above.

In addition to the cash compensation specified above, the Advisor will be issued stock options over the Term, as follows:

•	an option to purchase 1,000,000 shares of the Company's common stock, granted on the date below, at an exercise price equal to the closing price of a share of the Company's common stock on the grant date (adjusted for splits), such option to vest in full 90 days after grant; and,

•	options to purchase 200,000 shares of the Company's common stock per month; each such option to be granted on the last day of each month commencing September 2021 and ending August 2022, provided that this Agreement has not been terminated prior to each such grant date, at an exercise price equal to the closing price of a share of the Company's common stock on each grant date, each such option to be fully vested upon grant.

Expenses:

Company will pay, or cause to be paid, directly, or reimburse the Advisor for, their Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term "Out-of-Pocket Expenses" means the out-of-pocket costs and expenses incurred by the Advisor in connection with its Role or other services provided under this Agreement, including: business publications, on-line financial services, or similar services, retained or used by the Advisor and costs of any transportation, lodging, or any similar expense associated with services provided to the Company. All payments or reimbursements for Out-of-Pocket Expenses will be made by wire transfer in same-day funds promptly upon or as soon as practicable following request for payment or reimbursement in accordance with this Agreement, to the bank account indicated to the Company by the Advisor.

Indemnification:

Customary indemnification normally accorded to accounting and financial advisors shall hold harmless the Advisor from any losses, claims or damages resulting from the Advisor's services, except as delineated in the Chief Financial Officer Certification requirements of the Sarbanes Oxley Act. A separate indemnification agreement shall be executed in a form satisfactory to the Advisor.

In the event the Advisor is called to testify, provide legal support or be a witness on behalf of the Company for any event at any time, all legal expenses and professional time will be reimbursed by the Company.

Arbitration:

Any dispute between the Advisor and the Company regarding the construction or application of the Agreement and the related services will, upon a written request, be submitted to arbitration, and this arbitration shall comply with and be governed by the provisions of the American Arbitration Association and shall take place in New York, New York. The prevailing party shall be entitled to attorney fees and costs incurred in connection with any such dispute.

Governing Law:	This Agreement shall be governed by the laws of the State of New York.

AGREED TO AND ACCEPTED THIS 24 DAY OF AUGUST 2021.

Shefford Capital Management, LLC.	THC Therapeutics, Inc.

477 Madison Avenue Sixth Floor New York, New York 10022	11700 W Charleston Boulevard #73 Las Vegas, Nevada 89135

/s/ Jonathan Cross	/s/ Brandon Romanek
Jonathan Cross	Brandon Romanek
Managing Director	CEO

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SHEFFORD CAPITAL MANAGEMENT, LLC.

Scope Letter

The scope of the Engagement Agreement (the "Agreement") dated as of August 24, 2021, by and between Shefford Capital Management, LLC. (the "Advisor") and THC Therapeutics, Inc. (the "Company") is limited to the details herein. The tasks to be performed as delineated herein are to be completed within the term of the Agreement. The scope of the Agreement may only be modified by written consent of both the Advisor and the Company.

The tasks are as follows:

1.	Collaborate with the Company's CEO to develop, capitalize and execute the Company's Buy-and-Build strategy.

2.	Review and establish the Company's monthly accounting closing process for the timely production of financial statements.

3.	Specific additional activities shall include but not be limited to:

A.	Review and implement production of the Company's monthly financial statements and quarterly and annual reporting on Forms 10Q and 10K, respectively.

B.	Establish other financial and accounting processes, if requested, such as budgeting, forecasting and the development of operating metrics.

C.	Act as the liaison with the Company's external accountants and the Audit Committee of the Board of Directors.

D.	Certify the Company's public financial statements as the Company's Chief Financial Officer.

E.	Transition to a permanent Chief Financial Officer, at the appropriate time.

F.

Assistance with the design and implementation of internal controls in accordance with the requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the Securities and Exchange Commission and the various stock exchanges applicable to the Company.

AGREED TO AND ACCEPTED THIS 24 DAY OF AUGUST 2021.

Shefford Capital Management, LLC.

/s/ Jonathan Cross
Jonathan Cross
Managing Director

THC Therapeutics, Inc.

/s/ Brandon Romanek
Brandon Romanek
CEO

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